Exhibit 5.2

Tel 713.758.2222 Fax 713.758.2346

February 19, 2016

LyondellBasell Industries N.V.

4th Floor, One Vine Street

London, W1J0AH

The United Kingdom

LYB International Finance B.V.

Delftseplein 27E

3013AA Rotterdam

The Netherlands

LYB International Finance II B.V.

Delftseplein 27E

3013AA Rotterdam

The Netherlands

Ladies and Gentlemen:

As set forth in a Registration Statement on Form S-3 (the “Registration Statement”) proposed to be filed with the Securities and Exchange Commission (the “Commission”) by LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) in the country of The Netherlands (“LyondellBasell”), LYB International Finance B.V., a private company with limited liability (besloten vennootschap) in the country of The Netherlands (“LYB Finance”), and LYB International Finance II B.V., a private company with limited liability (besloten vennootschap) in the country of The Netherlands (“LYB Finance II”), under the Securities Act of 1933, as amended (the “Act”), relating to (i) ordinary shares, par value €0.04 per share, of LyondellBasell (the “Ordinary Shares”), (ii) debt securities of LyondellBasell (the “LyondellBasell Debt Securities”), (iii) debt securities of LYB Finance (the “LYB Finance Debt Securities”), (iv) debt securities of LYB Finance II (the “LYB Finance II Debt Securities” and, together with the LyondellBasell Debt Securities and the LYB Finance Debt Securities, the “Debt Securities”), (v) guarantees of the LyondellBasell Debt Securities by LYB Finance and LYB Finance II (the “LYB Finance Guarantees”), (vi) guarantees of the LYB Finance Debt Securities and LYB Finance II Debt

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington US 4012732v.4	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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Securities by LyondellBasell (the “LyondellBasell Guarantees” and, together with the LYB Finance Guarantees, the “Guarantees”), (vii) warrants to purchase Ordinary Shares, LyondellBasell Debt Securities or other securities to be issued and sold by LyondellBasell and (viii) any of the foregoing securities as units with other securities registered under the Registration Statement from time to time pursuant to Rule 415 under the Act (the “Securities”), certain legal matters in connection with such Debt Securities and Guarantees are being passed upon for you by us. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined: (i) the Amended and Restated Articles of Association of LyondellBasell, dated as of May 22, 2013 (the “LyondellBasell Charter Documents”); (ii) the deed of incorporation of LYB Finance, including its articles of incorporation, as amended to date (the “LYB Finance Charter Documents”); (iii) the deed of incorporation of LYB Finance II, including its articles of incorporation, as amended to date (the “LYB Finance II Charter Documents”); (iv) the Indenture filed as Exhibit 4.6 to the Registration Statement, between LyondellBasell, as issuer, and Wells Fargo Bank, National Association, as trustee, dated as of March 5, 2015 (the “LyondellBasell Indenture”), pursuant to which the LyondellBasell Debt Securities may be issued; (v) the Indenture filed as Exhibit 4.8 to the Registration Statement, among LYB Finance, as issuer, LyondellBasell, as guarantor, and Wells Fargo Bank, National Association, as trustee, dated as of July 16, 2013 (the “LYB Finance Indenture”); (vi) the form of Indenture to be filed as Exhibit 4.11 to the Registration Statement, among LYB Finance II, as issuer, LyondellBasell, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “LYB Finance II Indenture” and, together with the LyondellBasell Indenture and the LYB Finance Indenture, the “Indentures”), pursuant to which the LYB Finance II Debt Securities may be issued; and (vii) the originals, or copies certified or otherwise identified, of corporate records of each of LyondellBasell, LYB Finance and LYB Finance II, certificates of public officials and representatives of each of LyondellBasell, LYB Finance and LYB Finance II, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

We have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies of original documents conform to the original documents and all these original documents are authentic, all English translations of Dutch documents provided to us are accurate and complete, and all information submitted to us was accurate and complete.

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In connection with this opinion, we have also assumed that: (i) the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by LyondellBasell, LYB Finance and/or LYB Finance II, as applicable, and the other parties thereto; and (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that with respect to the Debt Securities to be issued under the Indentures and any Guarantees included in the Debt Securities, when:

1.	in the case of LyondellBasell Debt Securities, each of the LyondellBasell Indenture and any supplemental indenture to the LyondellBasell Indenture setting forth the terms of such series of LyondellBasell Debt Securities, if any, has been duly authorized and validly executed and delivered by LyondellBasell and the trustee;

2.	in the case of LYB Finance Debt Securities, each of the LYB Finance Indenture and any supplemental indenture to the LYB Finance Indenture setting forth the terms of such series of LYB Finance Debt Securities, if any, has been duly authorized and validly executed and delivered by LYB Finance, LyondellBasell and the trustee;

3.	in the case of LYB Finance II Debt Securities, each of the LYB Finance II Indenture and any supplemental indenture to the LYB Finance II Indenture setting forth the terms of such series of LYB Finance II Debt Securities, if any, has been duly authorized and validly executed and delivered by LYB Finance II, LyondellBasell and the trustee;

4.	the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

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5.	the Supervisory Board of LyondellBasell or, to the extent permitted by the laws of The Netherlands and the LyondellBasell Charter Documents, a duly constituted and acting committee thereof (such Supervisory Board or committee being hereinafter referred to as the “LyondellBasell Board”), has taken all necessary action to approve and establish the terms of such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters and such Debt Securities do not include any term that is unenforceable;

6.	the LyondellBasell Board has taken all necessary action to approve and establish the terms of the LyondellBasell Guarantee, if any, included in such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters;

7.	the Management Board of LYB Finance or, to the extent permitted by the laws of The Netherlands and the LYB Finance Charter Documents, a duly constituted and acting committee thereof (such Management Board or committee being hereinafter referred to as the “LYB Finance Board”), has taken all necessary action to approve and establish the terms of such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters and such Debt Securities do not include any term that is unenforceable;

8.	the LYB Finance Board has taken all necessary action to approve and establish the terms of the LYB Finance Guarantee, if any, included in such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters;

9.	the Management Board of LYB Finance II or, to the extent permitted by the laws of The Netherlands and the LYB Finance II Charter Documents, a duly constituted and acting committee thereof (such Management Board or committee being hereinafter referred to as the “LYB Finance II Board”), has taken all necessary action to approve and establish the terms of such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters and such Debt Securities do not include any term that is unenforceable;

10.	the LYB Finance II Board has taken all necessary action to approve and establish the terms of the LYB Finance II Guarantee, if any, included in such Debt Securities and to approve the issuance thereof, the terms of the offering thereof and related matters; and

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11.	such Debt Securities, and any Guarantees included in such Debt Securities, comply with the terms of the applicable Indenture (and any applicable supplemental indenture thereto) and, in the case of such Debt Securities, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture (and any applicable supplemental indenture thereto) and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the LyondellBasell Board, the LYB Finance Board and/or the LYB Finance II Board, as the case may be, upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the LyondellBasell Board, the LYB Finance Board and/or the LYB Finance II Board, as the case may be, for the consideration approved by such Board, such Debt Securities and any Guarantees included in such Debt Securities will constitute legal, valid and binding obligations of LyondellBasell, LYB Finance and LYB Finance II, respectively, enforceable against LyondellBasell, LYB Finance and LYB Finance II, respectively, in accordance with their terms, except as the enforceability thereof is subject to the effect of (A) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law relating to or affecting creditors’ rights generally, (B) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) any implied covenants of good faith and fair dealing.

The preceding opinions are limited in all respects to matters of the laws of the State of New York and applicable federal laws of the United States, each as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.